Exhibit 99.1

Zoran Corporation:
Karl Schneider	Bonnie McBride (Investors)
Chief Financial Officer	(323) 466-0960
(408) 523-6500	bonnie@mcbridegrp.com
ir@zoran.com

Company Web Site:
www.zoran.com

ZORAN CORPORATION REPORTS FIRST QUARTER 2008 RESULTS

DTV and mobile phone processors achieve records in revenues and units shipped, growing revenues sequentially 19 and 84 percent, respectively

SUNNYVALE, Calif. (April 21, 2008)  — Zoran Corporation (Nasdaq GS: ZRAN), a leading provider of digital solutions for applications in the growing digital entertainment and digital imaging markets, today reported results for its first quarter ended March 31, 2008.

Revenues for the first quarter were $109.0 million, compared to $129.4 million last quarter and $101.7 million for the first quarter of 2007. The Company reported a net loss for the first quarter of $4.7 million, or $0.09 per share, which includes charges of $9.2 million related to the amortization of acquisition-related purchased intangible assets and stock-based compensation expenses of $2.9 million. This compares with net income of $58.7 million, or $1.11 per diluted share for the previous quarter and a net loss of $5.9 million, or $0.12 per share for the first quarter of 2007. Net income for the fourth quarter of 2007 included a tax benefit of $56.2 million.

Non-GAAP net income for the first quarter was $3.5 million, or $0.07 per diluted share, which excludes charges related to the amortization of acquisition-related purchased intangible assets and stock-based compensation expenses. This compares with non-GAAP net income of $18.1 million, or $0.34 per diluted share, for the previous quarter, and $9.5 million, or $0.19 per diluted share, for the same period last year. On a non-GAAP basis, the Company adjusted its annual tax rate in the fourth quarter from 10.7 percent to 4.7 percent, resulting in a net tax benefit of $2.9 million.

“During the first quarter we saw increasing momentum in DTV where we achieved 19 percent sequential growth and 68 percent annual growth, resulting in record revenues and units shipped,” said Dr. Levy Gerzberg, Zoran’s president and chief executive officer. “Zoran’s SupraHD processors continued to gain traction and we saw multiple LCD TV models based on this technology enter the retail market under well-known brands now available at major outlets such as Best Buy, Costco and WalMart. Our mobile phone processor product line grew 84 percent from last quarter, exceeding expectations. We currently expect to achieve even stronger growth in the second quarter. Our DVD and digital camera businesses were adversely impacted by weak consumer spending as well as seasonal softness, however we believe we are well positioned to benefit from the return of favorable market trends later in the year.”

Recent Highlights

•                    Revenues by product line for the first quarter of 2008 were 27 percent Digital Camera, 25 percent DTV, 21 percent DVD, 19 percent Printer Imaging, 7 percent mobile phone processors and 1 percent other

•                    Zoran Powers Coship’s New Family of China Cable Set-Top Boxes

•                    Zoran Demonstrates Latest Set-Top Box and Digital Television Technologies at CCBN in Beijing

•                    Zoran Powers NTIA-Certified Converter Boxes From Eight Manufacturers Including Apex Digital, RCA and others

•                    Zoran’s COACH Processors Power Over 50 new Digital Camera Models at PMA

•                    Zoran Demonstrates COACH 11 Digital Camera Processors with Face Tracking & Blur Correction Technologies at PMA

•                    Zoran Demonstrates Camera and Multimedia Technology for Mobile Phones at Mobile World Congress

•                    Zoran Demonstrates New DVD, HDTV, Digital Camera, Multimedia Mobile Phone, and Printer Technologies at CES2008

•                    Zoran Announces VaddisHD Multimedia Processor Platform for Blu-Ray Players

Future Outlook

The following statements are based on our current expectations. These statements are forward-looking, and actual results may differ materially.

The Company is currently expecting second quarter 2008 revenues to range between $130 million and $135 million, with gross margins ranging between 46 and 46.5 percent. Excluding any acquisition related costs and stock-based compensation expense, operating expenses are expected to be in a range of $53 million to $54 million. Acquisition-related costs are expected to be approximately $9.2 million with stock-based compensation expense expected to range between $2.8 and $3.3 million. The Company expects to record second quarter earnings in the range of a loss of $0.03 per share to net income of $0.03 per diluted share. Non-GAAP earnings for the quarter, which excludes acquisition related costs and stock-based compensation expense is expected to range between $0.14 and $0.18 per diluted share on approximately 52.2 million shares.

Zoran will provide more commentary on its first quarter results during the quarterly conference call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Zoran provides non-GAAP financial information, consisting of non-GAAP operating expense and non-GAAP net income (loss) that excludes the one-time tax benefit, proceeds received as part of litigation settlements and the associated provision for income taxes, amortization of acquired  intangible assets and stock-based compensation expense.

The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes items that management considers to be outside of the Company’s core operating results. The Company believes that this non-GAAP net income (loss), in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation, and to plan and forecast performance in future periods. The Company’s non-GAAP net income (loss) is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

Quarterly Conference Call

Zoran Corporation has scheduled a conference call for 2:00 p.m. PT today to discuss first quarter results. To listen to the call, please call 617-801-9702 approximately five minutes prior to the start of the call. For those who are not available to listen to the live conference call, a replay will be available from approximately 4:30 p.m. PT on April 21, until 4:30 p.m. PT on April 28, 2008. The access number for the replay is 617-801-6888, confirmation number 48134525. Additionally, the conference call will be broadcast live over the Internet and can be accessed by all interested parties through the investor relations section of Zoran’s website at www.zoran.com. Please access the website at least fifteen minutes prior to the start of the call to register and to download and install any necessary audio software.

Company Profile

Zoran Corporation, based in Sunnyvale, California, is a leading provider of digital solutions for applications in the growing digital entertainment and digital imaging markets. With two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-

performance digital audio and video, imaging applications, and Connect Share Entertain technologies for the digital home. Zoran’s proficiency in integration delivers major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DVD, digital camera, DTV, multimedia mobile phone, and multifunction printer products have received recognition for excellence and are now in hundreds of millions of homes and offices worldwide. With headquarters in the U.S. and operations in Canada, China, England, Germany, India, Israel, Japan, Korea, and Taiwan, Zoran may be contacted on the World Wide Web at www.zoran.com or at 408-523-6500.

Forward-Looking Statements

This press release includes forward-looking statements, including the chief executive officer quotation and the material presented under “Future Outlook,” that reflect the Company’s current views with respect to future events and financial performance. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from what is expected, including risks associated with: the rapidly evolving markets for the Company’s products and uncertainty regarding the pace and direction of development of those markets; cost and timing of new product development; timing and impact of  new product introductions by the Company and its competitors and transitions away from older products; intense competition in our markets; the Company’s reliance on fourth parties for wafer supplies, product assembly and testing, and scalable manufacturing capacity; the effects of changes in revenue and product mix on the Company’s gross margins; the Company’s dependence on sales to large customers; fluctuations in product mix; dependence on key personnel; litigation related to our review of historical stock option practices and related financial restatements; and reliance on international sales and operations, particularly operations in Israel. Further information regarding these and other risks and uncertainties can be found in the Company’s most recently filed Annual Report on Form 10-K and other filings with the SEC.

Zoran, the Zoran logo, SupraHD, SupraTV, VaddisHD, Quatro, APPROACH and IPS are trademarks of Zoran Corporation in the United States and/or other countries. All other brands or names may be claimed as property of others.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2008	2007

Revenues:
Hardware product revenues	$94,297	$87,182
Software and other revenues	14,734	14,477
Total revenues	109,031	101,659

Costs and expenses:
Cost of hardware product revenues	57,789	44,198
Research and development	27,887	24,988
Selling, general and administrative	25,639	28,593
Amortization of intangibles	9,237	12,169
Total costs and expenses	120,552	109,948

Operating loss	(11,521)	(8,289)

Interest and other income, net	3,813	4,205
Loss before income taxes	(7,708)	(4,084)

Provision (benefit) for income taxes	(3,030)	1,800
Net loss	$(4,678)	$(5,884)

Basic and diluted net loss per share	$(0.09)	$(0.12)

Shares used to compute basic and diluted net loss per share	51,445	49,442

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ZORAN CORPORATION

NON-GAAP ADJUSTMENTS TO NET LOSS

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2008		2007

GAAP net loss	$(4,678)		$(5,884)

Adjusting items to GAAP net loss:
Amortization of intangibles	9,237	(a)	12,169	(a)
Operating expenses related to stock based compensation expense	2,943	(b)	3,236	(b)
Benefit from income taxes	(4,009)	(c)	—	(c)

Non-GAAP net income	$3,493	(d)	$9,521	(d)

Non-GAAP basic net income per share	$0.07	(d)	$0.19	(d)
Non-GAAP diluted net income per share	$0.07	(d)	$0.19	(d)

Shares used to compute non-GAAP basic net income per share	51,445		49,442
Shares used to compute non-GAAP diluted net income per share	52,034		50,667

(a) This adjustment reflects the amortization of intangible assets associated with the acquisitions of Oak Technology, Inc. in August 2003, Emblaze Semiconductor in July 2004 and Oren Semiconductor, Inc. in June 2005.  These acquired intangible assets are amortized over their estimated useful lives.  Such amortization expense does not impact the Company’s cash flows and is excluded by management when evaluating our core operating results.  (see (d) below)

(b) This adjustment reflects the stock-based compensation expense recorded under SFAS 123R.  For 2007, the adjustment also includes additional stock based compensation expense attributable to options that were remeasured as part of the stock option review and the attributable tax implications under IRS regulation 409(A) that will be incurred by the Company.  The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.  (see (d) below)

(c) This adjustment represents the difference between the non-GAAP income tax rate and the GAAP income tax rate. The Company excludes this item when it evaluates the continuing operational performance of the Company as it is considered a non-recurring item which is not part of our ordinary, ongoing and customary course of operations.  (see (d) below)

(d) The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges that management considers to be outside of the Company’s core operating results. The Company believes that this non-GAAP net income, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP net income is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31,	December 31,
	2008	2007

ASSETS

Current assets:
Cash and short-term investments	$314,496	$319,809
Accounts receivable, net	55,054	58,220
Inventory	64,602	48,992
Prepaid expenses and other current assets	27,930	25,189
Total current assets	462,082	452,210

Property and equipment, net	17,555	17,636
Other assets	134,321	155,850
Intangible assets, net	185,399	194,636

Total assets	$799,357	$820,332

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$52,525	$67,836
Accrued expenses and other liabilities	38,930	43,968
Total current liabilities	91,455	111,804

Long term liabilities	22,029	20,756

Stockholders’ equity:
Common stock	51	51
Additional paid-in capital	850,677	847,597
Accumulated other comprehensive income	694	995
Accumulated deficit	(165,549)	(160,871)
Total stockholders’ equity	685,873	687,772

Total liabilities and stockholders’ equity	$799,357	$820,332

Contact:	Karl Schneider, Chief Financial Officer of Zoran Corporation, 408-523-6500, or ir@zoran.com; or Bonnie McBride (Investors), 323-466-0960, or bonnie@avalonir.com
Web site: http://www.zoran.com
(ZRAN)